Exhibit 10.4

Restricted Stock Unit Award Agreement
The Toro Company 2026 Equity Plan
This Agreement (this “Agreement”) dated          (the “Grant Date”), between The Toro Company, a Delaware corporation (“TTC”), and                  (“you”) sets forth the terms and conditions of the grant to you of a restricted stock unit (“RSU”) award (this “RSU Award”) that will settle in          shares of common stock, par value $0.01 per share, of TTC (“Award Shares”) under The Toro Company 2026 Equity Plan, as such plan may be amended from time to time (the “Plan”). This RSU Award is subject to all of the terms and conditions set forth in the Plan, this Agreement and the RSU Award Acceptance Agreement should you decide to accept this RSU Award. All of the terms in this Agreement and the RSU Award Acceptance Agreement that begin with a capital letter are either defined in this Agreement or in the Plan. Except as otherwise indicated, for purposes of this Agreement and the RSU Award Acceptance Agreement, any reference to “Employer” shall mean the entity (TTC or any Affiliate or Subsidiary) that employs you or in which you provide other services.
1.Vesting and Forfeiture.
(a)Except as provided in Sections 1(b), 1(c), 1(d), 5, 6 and 7 of this Agreement, provided you remain employed with or provide services to the Employer through the applicable vesting date your RSUs will vest and the Award Shares will become issuable in three (3) as equal as possible installments on each of the first, second and third anniversaries of the Grant Date (rounding down to the nearest whole share on the first vesting date, if necessary, and on the second vesting date, if necessary).
(b)If your employment or other service with the Employer is terminated by reason of your death or Disability (as defined below) before your interest in all of the Award Shares subject to this RSU Award has vested and become issuable under Section 1(a), then all outstanding but unvested RSUs will become immediately vested as of such termination and the underlying Award Shares will become immediately issuable and issued in accordance with Section 4 of this Agreement. For purposes of this Agreement, “Disability” means a disability such as would entitle you to receive disability income benefits pursuant to the long-term disability plan of the Company, Affiliate or Subsidiary then covering you or, if no such plan exists or is applicable to you, your permanent and total disability within the meaning of Code Section 22(e)(3).
(c)If your employment or other service with the Employer is terminated by reason of your Retirement (as defined below) after the last day of the fiscal year in which the Grant Date occurred and before your interest in all of the Award Shares subject to this RSU Award has vested and become issuable under Section 1(a) of this Agreement, then the RSUs will continue to vest and the underlying Award Shares will become issuable in accordance with the schedule set forth in Section 1(a) of this Agreement; provided, however, that if you become employed or retained by an entity other than an Employer to render services or assume responsibilities similar to those of the

1

Exhibit 10.4
position at the Employer from which you retire, your right to receive any Award Shares that have not been settled shall automatically be canceled, expire and be forfeited as of the date you first become so employed or retained. For purposes of this Agreement, “Retirement” means the voluntary termination of your employment or other service with the Employer at or after your age of 55 and with the total number of your completed years of service with one or more Employers that, when added together with your age, equals at least 65.
(d)If your employment or other service with the Employer is terminated for any reason, other than your death or Disability or your Retirement pursuant to Section 1(c) of this Agreement, before your interest in all of the Award Shares subject to this RSU Award has vested and become issuable under Section 1(a), then you will forfeit your right to receive all of the Award Shares subject to this RSU Award except those Award Shares that had previously become issuable pursuant to Section 1(a) as of the date your employment or service with the Employer terminates.
(e)Notwithstanding anything to the contrary in the Plan, and unless otherwise determined by the Committee in its sole discretion, your termination date shall be the date on which your active employment or other service ceases and shall not be extended by any notice of termination of employment or severance period provided to you by contract or practice of TTC or the Employer or mandated under local law, unless otherwise required by applicable law.
2.Stockholder Status. You will have no rights as a stockholder of TTC with respect to the Award Shares subject to this RSU Award until such Award Shares have been issued pursuant to Section 4 of this Agreement. Notwithstanding the generality of the foregoing, you shall not be entitled to vote any of the Award Shares subject to this RSU Award until such Award Shares have been issued pursuant to Section 4 of this Agreement or receive any dividends declared prior to the issuance of such Award Shares or otherwise exercise any incidents of ownership with respect to such Award Shares until such Award Shares have been issued pursuant to Section 4 of this Agreement.
3.Dividend Equivalent Rights. This RSU Award shall include a right to corresponding Dividend Equivalents. Such Dividend Equivalents shall be subject to the same vesting requirements and forfeiture provisions as this RSU Award and shall be settled in the form of Shares at the same time that the vested RSU Award is settled as provided in Section 4 below. For purposes of this Agreement and the RSU Award Acceptance Agreement, the term “Award Shares” includes all Dividend Equivalents accrued for the RSU Award.
4.Issuance of Award Shares. As soon as practicable after each date as of which your right to receive Award Shares subject to this RSU Award become vested and issuable pursuant to Section 1 of this Agreement and in no event later than thirty (30) days following the applicable vesting date, TTC shall issue and deliver to you in book-entry such number of Award Shares or issue and deposit such number of Award Shares for your benefit with any broker with which you have an account relationship or TTC has engaged to provide such services under the Plan.
5.Adverse Action. In addition to the other rights of the Committee under the Plan, if you are determined by the Committee, acting in its sole reasonable discretion, to have taken any action that would constitute an Adverse Action, (a) all of your rights under the Plan and any agreements evidencing an Award granted under the Plan, including this Agreement evidencing this RSU Award, then held by you shall terminate and be forfeited without notice of any kind, and (b) the Committee in its sole discretion may require you to surrender and return to TTC all or any Award Shares received, or to disgorge all or any profits or any other economic value (however defined by the Committee) made or realized by you, during the period beginning one (1) year prior to your termination of employment or other service with the Employer, in connection with any Awards granted under the Plan, including this RSU Award, or any Award Shares issued upon the exercise

2

Exhibit 10.4
or vesting of any Awards, including this RSU Award. This Section 5 shall not apply following a Change of Control.
6.Clawback, Forfeiture or Recoupment. Any Award Shares issued to you under this RSU Award will be subject to any automatic forfeiture or voluntary compensation clawback, forfeiture or recoupment provisions under applicable law and TTC’s current clawback policy and any future compensation clawback, forfeiture or recoupment policy that the Committee may adopt from time to time that is applicable by its terms to you.
7.Change of Control. In the event of a Change of Control, the provisions of the Plan applicable to a Change of Control will apply to this RSU Award.
8.Other Laws. TTC shall have the right to refuse to issue to you or transfer Award Shares subject to this RSU Award if TTC acting in its absolute discretion determines that the issuance or transfer of such Award Shares might violate any applicable law or regulation.
9.Tax Withholding. TTC will deduct or withhold from the Award Shares to be issued in settlement of this RSU Award any federal, state, local or other taxes of any kind, domestic or foreign, that TTC or any plan administrator of the Plan, as applicable, reasonably determines is required by law to be withheld with respect to income recognized in connection with this RSU Award or will take such other action as may be necessary in the opinion of TTC to satisfy all obligations for the payment of such taxes. Any Award Shares withheld to pay such tax withholding obligations will be valued at their Fair Market Value on the date the withholding is to be determined, but such withholding shall not exceed an amount of withholding based on the maximum statutory tax rates in your applicable tax jurisdictions (unless a lesser amount of withholding is required to avoid the classification of the RSU Award as a liability on TTC’s consolidated balance sheet or other adverse accounting treatment).
10.Section 409A. This Agreement and the RSU Award is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A of the Code. Any payments pursuant to this Agreement that may be excluded from Section 409A of the Code as a short-term deferral shall be excluded from Section 409A of the Code to the maximum extent possible. Notwithstanding the foregoing, TTC makes no representations that the payments and benefits provided under this Agreement comply with Section 409A of the Code and in no event shall TTC or any Employer (nor any member of the Board or Committee) be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A of the Code.
11.No Transfer. You may not transfer this RSU Award or any rights granted under this RSU Award other than by will or applicable laws of descent and distribution or, if approved by the Committee, pursuant to a qualified domestic relations order entered into by a court of competent jurisdiction.
12.No Right to Continue Employment or Service. Neither the Plan, this RSU Award, nor any related material shall give you the right to continue in employment by or perform services to the Employer or shall adversely affect the right of the Employer to terminate your employment or service relationship with or without cause at any time.
13.Electronic Delivery. TTC, in its sole discretion, may decide to deliver any documents related to this RSU Award granted to you under the Plan by electronic means. You hereby consent

3

Exhibit 10.4
to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by TTC or a third party designated by TTC.
14.Governing Law. This Agreement and the RSU Award Acceptance Agreement shall be construed, administered and governed in all respects under and by the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation to the substantive law of another jurisdiction.
15.Venue. In accepting this RSU Award, you are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the State of Minnesota of the United States of America to resolve any and all issues that may arise out of or relate to this RSU Award and this Agreement.
16.Binding Effect. This Agreement shall be binding upon TTC and you and its and your respective heirs, executors, administrators and successors.
17.Conflict. To the extent the terms of this Agreement or the RSU Award Acceptance Agreement are inconsistent with the Plan, the provisions of the Plan shall control and supersede any inconsistent provision of this Agreement or the RSU Award Acceptance Agreement.
18.Non-Negotiable Terms. The terms of this Agreement and the RSU Award Acceptance Agreement are not negotiable, but you may decline this RSU Award electronically through TTC’s stock plan administration platform.
[Remainder of page intentionally left blank]

4

Exhibit 10.4

IN WITNESS WHEREOF, this Agreement has been executed and delivered by The Toro Company and has been executed by you by execution or electronic acceptance of the attached RSU Award Acceptance Agreement.
By:
    Chief Executive Officer

5

Exhibit 10.4

RSU Award Acceptance Agreement
I hereby agree to the terms and conditions governing the RSU Award as set forth in the RSU Award Agreement, this RSU Award Acceptance Agreement and as supplemented by the terms and conditions set forth in the Plan.
In accepting the RSU Award, I hereby acknowledge that:
(a)The Plan is established voluntarily by TTC, it is discretionary in nature and it may be modified, amended, suspended or terminated by TTC at any time, unless otherwise provided in the Plan, the RSU Award Agreement or this RSU Award Acceptance Agreement;
(b)The grant of the RSU Award is voluntary and occasional and does not create any contractual or other right to receive future RSU Awards, or benefits in lieu of RSU Awards, even if RSU Awards have been granted repeatedly in the past;
(c)All decisions with respect to future RSU Award grants, if any, will be at the sole discretion of TTC;
(d)I am voluntarily participating in the Plan;
(e)The RSU Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to TTC or the Employer, and which is outside the scope of my employment contract, if any;
(f)The RSU Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for TTC or the Employer;
(g)In the event I am not an employee of TTC, the RSU Award will not be interpreted to form an employment contract or relationship with TTC; and furthermore, the RSU Award will not be interpreted to form an employment contract with TTC;
(h)The future value of the Award Shares that may be issued in settlement of the RSU Award is unknown and cannot be predicted with certainty and if the RSU Award vests and the Award Shares become issuable in accordance with the terms of the RSU Award Agreement and this RSU Award Acceptance Agreement, the value of those Award Shares may increase or decrease;
(i)In consideration of the grant of the RSU Award, no claim or entitlement to compensation or damages shall arise from termination of the RSU Award or diminution in value of the RSU Award or Award Shares acquired upon vesting of the RSU Award resulting from termination of my employment or service by TTC or the Employer (for any reason whatsoever and whether or not in breach of applicable labor laws) and I hereby irrevocably release TTC and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the RSU Award, I shall be deemed irrevocably to have waived my entitlement to pursue such claim;

6

Exhibit 10.4
(j)Except as otherwise provided in the Plan or the RSU Award Agreement, in the event of termination of my employment or other service (whether or not in breach of local labor laws), my right to receive the Award Shares in settlement of the vested RSU Award and to vest in the RSU Award under the Plan, if any, will terminate effective as of the date of termination of my active employment or other service as determined in the sole discretion of the Committee and will not be extended by any notice of termination of employment or severance period provided to me by contract or practice of TTC or the Employer or mandated under local law; furthermore, in the event of termination of my employment or other service (regardless of any contractual or local law requirements), my right to vest in the RSU Award after such termination, if any, will be measured by the date of termination of my active employment or other service and will not be extended by any notice of termination of employment or severance period provided to me by contract or practice of TTC or the Employer or mandated under local law; the Committee shall have the sole discretion to determine the date of termination of my active employment or other service for purposes of the RSU Award;
(k)Neither TTC nor the Employer is providing any tax, legal or financial advice, nor is TTC or the Employer making any recommendations regarding my participation in the Plan, my acceptance of the RSU Award, my acquisition of the Award Shares upon vesting of the RSU Award or any sale of the Award Shares; and
(l)I have been advised to consult with my own personal tax, legal and financial advisors regarding my participation in the Plan before taking any action related to the Plan.
I hereby acknowledge that I have received electronically a copy of the Plan, the U.S. Prospectus relating to the Plan and TTC’s most recent Annual Report on Form 10-K. I hereby agree to accept electronic delivery of copies of any future amendments or supplements to the U.S. Prospectus or any future Prospectuses relating the Plan and copies of all reports, proxy statements and other communications distributed to TTC’s security holders generally by email directed to my TTC email address.
Note: If you do not wish to accept the RSU Award on the terms stated in the RSU Award Agreement and this RSU Award Acceptance Agreement, please immediately contact TTC’s Vice President, Human Resources or Vice President, General Counsel & Corporate Secretary to decline the grant.
Signature:
Print Name:
Date:

7